UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2015

SPIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 29, 2015, Spire Corporation (the “Company”) was notified by its independent registered public accounting firm, RSM US LLP (formerly McGladrey LLP) (“RSM”), that RSM has resigned as the Company’s independent registered public accounting firm effective immediately.

RSM’s report on the financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 contained no adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained a paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern. RSM did not issue a report on the financial statements of the Company for the fiscal year ended December 31, 2014 due to the Company’s financial and liquidity issues impacting its ability to complete its financial statements.

During the fiscal years ended December 31, 2014 and 2013, and through October 29, 2015, the Company did not (i) have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused it to make reference thereto in connection with its reports; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided RSM with a copy of this Current Report on Form 8-K (this “Report”) and requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not RSM agrees with the statements made in this Report. A copy of such letter is filed as Exhibit 16.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1 Letter from RSM US LLP, dated November 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

November 4, 2015	By:	/s/ Rodger W. LaFavre
Rodger W. LaFavre
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from RSM US LLP, dated November 4, 2015.